Entrada Networks Announces Management Team Alignment

    San Diego, California -(BUSINESS WIRE)- June 21, 2005 -Entrada Networks, Inc. (“Entrada”) (OTCBB: ESAN), today announced a realignment of it’s management team with new and added responsibilities. Mr. Jim Loofbourrow is promoted to Vice President of Finance, and Mr. Raj Ganti to Chief Technology Officer and Vice President. Dr. Davinder Sethi, Senior Vice President of Business Development and our Chief Financial Officer, has decided to step down for personal reasons from these posts but will remain our Vice Chairman of the Board and a director.

Mr. Jim Loofbourrow, in his new role, will be responsible for overseeing and managing all financial activities of Entrada and its subsidiaries. Jim has been with Entrada for twelve years managing various aspects of its finance operations. “Jim brings to Entrada a solid understanding of the Sarbanes-Oxley Act, internal controls and procedures, and his dedication to Entrada’s success,” commented Dr. Chadha, Entrada’s Chairman.

Mr. Raj Ganti, Entrada's new Chief Technology Officer and Vice President, will be responsible for developing new technology and product road maps while continuing to focus on designing our next generation optical data transport products. Raj joined Entrada in March 2001 as its Vice President of Product Management.

"Raj brings to Entrada a well-developed understanding of the optical data transport industry and the relationships within the industry," commented Dr. Chadha. "As we primarily sell our products to OEMs, we will rely on Raj to develop and present our solutions to respected storage and networking companies. His high level of energy and enthusiasm for our fully optical coarse wave division multiplexed Silverline™ -CWDM product line for storage and metro area networks is well-known in the industry."

In addition to these new assignments, Mr. Jim Dziak, who founded Microtek in 1985, which Entrada acquired in May 2004, will continue to serve as President of Microtek Systems, Inc.

About Entrada Networks, Inc.

Entrada Networks is enabling the future of high-speed data convergence by developing networking solutions that carry business information, filmed entertainment and other traffic across broad geographical areas. Entrada develops and markets products and solutions in the storage networking and network connectivity industries through several subsidiaries, each bringing best-of-breed technology solutions for mission-critical networking applications for the entertainment industry, higher education, cable operators and the world’s largest corporate data systems. Entrada’s operating subsidiaries include Torrey Pines Networks, Inc., Rixon Networks, Inc., Microtek Systems Inc., and Sync Research, Inc. Torrey Pines Networks specializes in the design and development of its storage and metropolitan area networks transport product line, Silverline™, which is primarily designed to: 1) interconnect geographically separate data centers and post production facilities of film studios; and 2) aggregate different types of data or video traffic for university campuses, cable operators or companies with a significant price/feature advantage. Microtek Systems provides security, digital imaging, storage and disaster recovery solutions to address the needs of Fortune 5000 companies. Rixon Networks manufactures and sells Fast Ethernet and Gigabit Ethernet adapter cards that are purchased by large networking original equipment manufacturers as original equipment for servers, and other computer and telecommunications products. Sync Research manufactures and services frame relay products for some of the major financial institutions in the U.S and abroad. Entrada is headquartered in San Diego, CA. For more company information please visit www.EntradaNetworks.com.

Safe Harbor

Except for the historical information contained herein, the matters set forth in this press release, including statements as to management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Since these forward-looking statements involve risks and uncertainties and are subject to change at any time, Entrada Networks’ actual results could differ materially from expected results. These forward-looking statements speak only as of the date hereof. Entrada Networks undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information or otherwise. Various factors could cause actual results to differ materially, such as the risk factors listed from time to time in Entrada Networks’ filings with the SEC, including but not limited to Entrada Networks’ Form 10-KSB for the fiscal year ended January 31, 2005, filed with the SEC on June 14, 2005.

Contact:

Jim Loofbourrow
Entrada Networks, Inc.
(858) 597-1102
jloofbourrow@entradanet.com